                                                                    Exhibit 5.1
                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130

                                    ---------
                  MIAMI (305) 789-3200 $ BROWARD (954) 463-5440
                               FAX (305) 789-3395


E. RICHARD ALHADEFF        RICHARD B. JACKSON            CARL D. ROSTON                             OWEN S. FREED
LOUISE JACOWITZ ALLEN      THEODORE A. JEWELL            DAVID A. ROTHSTEIN                         SENIOR COUNSEL
STUART D. AMES             MICHAEL I. KEYES              BETTY CHANG ROWE
LAWRENCE J. BAILIN         TEDDY D. KLINGHOFFER          STEVEN D. RUBIN                            DAVID M. SMITH
PATRICK A. BARRY           ROBERT T. KOFMAN              MIMI L. SALL                            LAND USE CONSULTANT
AMANDA C. BARRY            PAUL TAGER LEHR               NICOLE S. SAYFIE
SHAWN BAYNE                VERNON L. LEWIS               RICHARD E. SCHATZ
LISA K. BENNETT            WENDELL T. LOCKE              LESTER E. SEGAL                             TAMPA OFFICE
SUSAN FLEMING BENNETT      KEVIN B. LOVE                 JAY B. SHAPIRO                               SUITE 2200
LISA K. BERG               JOY SPILLIS LUNDEEN           MARTIN S. SIMKOVIC                   SUNTRUST FINANCIAL CENTRE
MARK J. BERNET             GEOFFREY MacDONALD            CURTIS H. SITTERSON                   401 EAST JACKSON STREET
HANS C. BEYER              MICHAEL C. MARSH              RONNI D. SOLOMON                        TAMPA, FLORIDA 33602
MARTIN G. BURKETT          BRIAN J. McDONOUGH            MARK D. SOLOV                                ----------
CLAIRE BAILEY CARRAWAY     ANTONIO R. MENENDEZ           EUGENE E. STEARNS                          (813) 223-4800
ELLEN I. CHO               FRANCISCO J. MENENDEZ         JENNIFER D. STEARNS
SETH THOMAS CRAINE         ALISON W. MILLER              BRADFORD SWING
PETER L. DESIDERIO         VICKI LYNN MONROE             SUSAN J. TOEPFER                       FORT LAUDERDALE OFFICE
MARK P. DIKEMAN            HAROLD D. MOOREFIELD, JR.     ANNETTE TORRES                               SUITE 1900
SHARON QUINN DIXON         JOHN N. MURATIDES             DENNIS R. TURNER                     200 EAST BROWARD BOULEVARD
ALAN H. FEIN               JOHN K. OLSON                 RONALD L. WEAVER                   FORT LAUDERDALE, FLORIDA 33301
ANGELO M. FILIPPI          ROBERT C. OWENS               ROBERT I. WEISSLER                           ----------
ANDREA F. FISHER           JAY P. W. PHILP               PATRICIA G. WELLES                         (954) 462-9500
ROBERT E. GALLAGHER, JR.   DARRIN J. QUAM                THOMAS H. WILLIAMS, JR.
CHAVA E. GENET             NICOLE R. RAMIREZ             MARTIN B. WOODS
LATASHA A. GETHERS         JOHN M. RAWICZ
PATRICIA K. GREEN          PATRICIA A. REDMOND
JOSEPH K. HALL             ELIZABETH G. RICE
ALICE R. HUNEYCUTT         GLENN M. RISSMAN


                                  July 7, 1998

Mr. Robert L. Carberry
Chief Executive Officer
CyberGuard Corporation
2000 W. Commercial Boulevard
Suite 200
Fort Lauderdale, FL 33309

         Re:          CyberGuard Corporation

                      REGISTRATION STATEMENT ON FORM S-3

Dear Mr. Carberry:

         As counsel to CyberGuard Corporation, a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation, as amended, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the Corporation's Registration Statement on Form S-3 (the "Registration Statement") as filed with the Securities and Exchange Commission under the Securities Act of 1933, in connection with the registration of 299,482 shares of the Corporation's Common Stock (the "Shares") issued by the Corporation in connection with the Corporation's acquisition of ARCA Systems, Inc., a California corporation (the "Acquisition").

         In rendering this opinion, we have undertaken no independent review of the operations of the Corporation. Instead, we have relied solely upon the documents described above. In examining such documents, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iii) the authenticity of the originals of such latter documents; (iv) that all factual information supplied to us is accurate, true and complete; and (v) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon the accuracy of: (i) all representations and warranties as to factual matters contained in any of the documents submitted to us for purposes of rendering the opinion; and (ii) factual recitals made in the resolutions adopted by the Board of Directors of the Corporation. We have also assumed that the exercise price of each Share will be in excess of the par value of the common stock. We express no opinion as to federal securities laws or the "blue sky" laws of any state or jurisdiction.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares registered under the Registration Statement which were issued in connection with the Acquisition are, and when issued and delivered by the Corporation, will be legally issued, fully paid and non-assessable.

         This opinion is intended solely for the Corporation's use in connection with the registration of the shares and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur. We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.



                                            Very truly yours,


                                            /s/ STEARNS WEAVER MILLER WEISSLER
                                                ALHADEFF & SITTERSON, P.A.
                                            -----------------------------------
                                            STEARNS WEAVER MILLER WEISSLER
                                            ALHADEFF & SITTERSON, P.A.